Exhibit 3.19

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “SUNGARD ERISK INC. ”, A DELAWARE CORPORATION,
     WITH AND INTO “BANCWARE LLC” UNDER THE NAME OF “SUNGARD AMBIT LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF DECEMBER, A.D. 2009, AT 1:31 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2009, AT 11:59 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7703932 DATE: 12-16-09

2834259 8100M	[SEAL]
091105995
You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware Secretary of State
Division of Corporations
Delivered 01:31 PM 12/16/2009
FILED 01:31 PM 12/16/2009
SRV 091105995 — 2834259 FILE
State Of Delaware
Certificate Of Merger Of Domestic Corporation
Into Domestic Limited Liability Company
     Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:
     First: The name of the surviving limited liability company is BancWare LLC, a Delaware limited liability company and the name of the corporation being merged into this surviving limited liability company is SunGard ERisk Inc.
     Second: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.
     Third: The name of the surviving limited liability company is BancWare LLC.
     Fourth: The Certificate of Formation of the surviving limited liability company shall be amended to change the name of the surviving limited liability company to SunGard Ambit LLC.
     Fifth: The merger is to become effective on December 31, 2009 at 11:59 PM EST.
     Sixth The Agreement and Plan of Merger is on file at 680 E. Swedesford Road, Wayne, PA 19087, a place of business of the surviving limited liability company.
     Seventh: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request and without cost to any member of any constituent limited liability company or stockholder of any constituent corporation.
     In Witness Whereof, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 14th day of Dec., 2009.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Manager